Exhibit 10.1

Quanta Services, Inc.

Term Sheet

Senior Leadership Annual Incentive Plan 2016

Participants	Employees will be selected to participate in the Annual Incentive Plan at the discretion of the CEO with the approval of the Compensation Committee.

Target Incentive	• •

Target incentive ranges have been or will be developed for each participant in the Plan.

Management will make recommendations to the Compensation Committee regarding the target incentive for each participant based on a competitive range.

Company Performance Component (65%) and Incentive Determination	• Sixty-five percent (65%) will be based on an Earnings Per Share (EPS) Growth Target, to be determined annually by the Compensation Committee. This target will be adjusted, as appropriate, at the discretion of the Compensation Committee.
The Performance Award will be determined according to the following table:

Percentage of Target/Objective Obtained	Payout Percentage
0%	0%
22%	12.5%
48%	25%
65%	50%
83%	75%
100%	100%
113%	125%
126%	150%
152%	200%

•	Any obtained target or payout percent over 100% is subject to the CEO written approval and budget availability.

•	The salary to be used in the calculation will be the base salary in effect on December 31, 2016.

•	When performance falls between the designated points in the table, the incentive will be determined by interpolation.

•	If performance results in maximum 200% payout, participants may be eligible to receive up to another 100%, upon Compensation Committee approval, to be paid in restricted stock units that vest over three years.

Individual Performance Component (35%) and Incentive Determination

The remaining thirty-five percent (35%) of a participant’s annual incentive value is the Individual Performance Component. This award will be based on obtaining pre-set objectives established for each participant for the year.

The goals are developed at the organizational / executive level and are the foundation for goals set at all levels. The three thematic goals categories focus on Safety, Talent and Property, and influence the goals for all departments in the organization.

The Individual Performance Award will be determined according to the following table:

Performance	Incentive as a % of Target Incentive
Far Exceeds	200%
Exceeds	150%
Meets	100%
Partially Meets	50%
Does Not Meet	0%

Any achievement level or payout percentage over 100% is subject to the CEO written approval and budget availability.
	•	The salary to be used in the calculation will be the base salary in effect on December 31, 2016.
	•	When performance falls between the designated points in the table, the incentive will be determined by interpolation.

Limitations	•

Any incentive will be subject to (i) assessment of overall company performance to ensure that payout of incentives will not jeopardize the financial stability of the company, (ii) discretion of Quanta management regarding individual performance, and (iii) approval by the Compensation Committee.

•

A participant must be employed by the company on the date the bonus is paid. Any participant not employed by the company on the payment date forfeits any and all rights to such bonus. It is the company’s intention to pay bonuses earned under the plan in March following the end of the calculation period.

	•	A new participant added to this Plan during the Plan year will be pro-rated from their date of hire. In any event, a new participant must be employed by October 1 to be eligible for incentives for the current plan year.

Clawback Provision

Notwithstanding anything herein to the contrary, any incentive based compensation, or any other compensation, paid or payable to any current or former executive officer of Quanta Services, Inc. pursuant to this plan which is subject to recovery under any law, government regulation, order or stock exchange listing requirement, shall be subject to such deductions and clawback (recovery), including by means of repayment by the executive officer and/or withholding of future wages, as may be required to be made pursuant to law, government regulation, order, stock exchange listing requirement (or any policy of the company adopted pursuant to any such law, government regulation, order or stock exchange listing requirement).

In addition, notwithstanding anything herein to the contrary, any incentive based compensation, or any other compensation, paid or payable to any individual other than a current or former executive officer of Quanta Services, Inc. pursuant to this plan which, if payable to an executive officer of Quanta Services, Inc., would be subject to recovery under any law, government regulation, order or stock exchange listing requirement, shall be, at the discretion of the Compensation Committee, subject to such deductions and clawback (recovery), including by means of repayment by the individual and/or withholding of future wages, to the same extent as may be required to be made pursuant to law, government regulation, order, stock exchange listing requirement (or any policy of the company adopted pursuant to any such law, government regulation, order or stock exchange listing requirement) with respect to an executive officer of Quanta Services, Inc., but only to the extent that the circumstances requiring such deductions and clawback (recovery) are attributable in whole or in part to the functional area or operating unit with whom the recipient of such compensation is associated.

Acceptance of an award pursuant to this plan renders a recipient’s future wages subject to withholding by the Company to permit recovery of any amounts that may become due under this provision. This provision shall apply with respect to the 2016 performance period and shall survive to the extent required by law, government regulation, order, stock exchange listing requirement (or any policy of the company adopted pursuant to any such law, government regulation, order or stock exchange listing requirement). Recipients will be required to acknowledge and agree in writing to the foregoing as a condition to receipt of an award pursuant to this plan.

Incentive Payout	•	Stock Eligible participants, at the election of the CEO with approval by the Compensation Committee, may receive any incentive earned under the Annual plan in cash, restricted stock, restricted stock units, or a combination thereof. Any shares or units awarded will vest ratably over a three-year period following the date of grant, subject to the terms of the applicable award agreement.

	•	Cash-Only Eligible participants will receive any incentive earned for the year in cash.

Quanta Services, Inc.

Term Sheet

Senior Leadership Long-Term Incentive Plan 2016

Participants	•	Employees will be selected to participate in the Long-Term Incentive Plan annually at the discretion of the CEO with the approval of the Compensation Committee.

	•	For purposes of the Long-Term Incentive Plan, participants will be classified annually into two categories: Stock Eligible or Cash-Only Eligible participants (in select circumstances), at the discretion of the CEO with the approval of the Compensation Committee.

Target Incentive	•	Target incentive ranges have been or will be developed for each participant in the Plan.

	•	Management will make recommendations to the Compensation Committee regarding the target incentive for each participant based on a competitive range.

Company Performance Component (50%) and Incentive Determination

At least fifty percent (50%) of a participant’s long-term incentive target value will be based on three-year financial targets and strategic goals. These targets and goals will be determined annually by the Compensation Committee. The targets will be adjusted, as appropriate, at the discretion of the Compensation Committee.

These awards will be granted as performance units that, subject to the terms of the applicable award agreement, cliff-vest at the end of the three-year performance period.

Participants will receive these payouts as soon as practicable after Compensation Committee certification of performance following the end of the performance period – normally at the end of March.

Individual Component (50%)	The remainder (not more than fifty percent (50%)) of a participant’s long-term incentive value will be granted during the performance year as time-vested restricted stock units (RSUs) that, subject to the terms of the applicable award agreement, vest ratably over a three-year period following the date of grant.

Limitations	•	Any incentive will be subject to (i) assessment of overall company performance to ensure that payout of incentives will not jeopardize the financial stability of the company, (ii) discretion of Quanta management regarding individual performance, and (iii) approval by the Compensation Committee.

	•	Generally, a participant must be employed by the company on the date the bonus is paid to be eligible to receive the bonus. However, a participant who leaves prior to the completion of the three-year performance period will have the potential to receive his or her bonus, or some portion of it, at the discretion of the CEO with the approval of the Compensation Committee. Otherwise, any participant not employed by the company on the payment date forfeits any and all rights to such bonus. It is the company’s intention to pay bonuses earned under the plan in March following the end of the calculation period.

	•	A new participant added to this Plan during the performance period will be pro-rated from their date of hire. In any event, a new participant must be employed by October 1 of the first year to be eligible for incentives for the current three-year performance period.

Clawback Provision

Notwithstanding anything herein to the contrary, any incentive based compensation, or any other compensation, paid or payable to any current or former executive officer of Quanta Services, Inc. pursuant to this plan which is subject to recovery under any law, government regulation, order or stock exchange listing requirement, shall be subject to such deductions and clawback (recovery), including by means of repayment by the executive officer and/or withholding of future wages, as may be required to be made pursuant to law, government regulation, order, stock exchange listing requirement (or any policy of the company adopted pursuant to any such law, government regulation, order or stock exchange listing requirement).

In addition, notwithstanding anything herein to the contrary, any incentive based compensation, or any other compensation, paid or payable to any individual other than a current or former executive officer of Quanta Services, Inc. pursuant to this plan which, if payable to an executive officer of Quanta Services, Inc., would be subject to recovery under any law, government regulation, order or stock exchange listing requirement, shall be, at the discretion of the Compensation Committee, subject to such deductions and clawback (recovery), including by means of repayment by the individual and/or withholding of future wages, to the same extent as may be required to be made pursuant to law, government regulation, order, stock exchange listing requirement (or any policy of the company adopted pursuant to any such law, government regulation, order or stock exchange listing requirement) with respect to an executive officer of Quanta Services, Inc., but only to the extent that the circumstances requiring such deductions and clawback (recovery) are attributable in whole or in part to the functional area or operating unit with whom the recipient of such compensation is associated.

Acceptance of an award pursuant to this plan renders a recipient’s future wages subject to withholding by the Company to permit recovery of any amounts that may become due under this provision. This provision shall apply with respect to the 2016-2018 performance period and shall survive to the extent required by law, government regulation, order, stock exchange listing requirement (or any policy of the company adopted pursuant to any such law, government regulation, order or stock exchange listing requirement). Recipients will be required to acknowledge and agree in writing to the foregoing as a condition to receipt of an award pursuant to this plan.

Incentive Payout	•	Stock Eligible participants, at the election of the CEO with approval by the Compensation Committee, may receive any incentive earned under the Long-Term Incentive Plan in cash, restricted stock, restricted stock units, performance units, or a combination thereof.

	•	Cash-Only Eligible participants will receive any incentive earned for the year in cash.

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